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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT



     J&L America, Inc., a Michigan corporation d/b/a J&L Industrial Supply



     Strelinger Company, a Michigan corporation d/b/a J&L Industrial Supply



     Mill & Abrasive Supply, Inc., a Michigan corporation d/b/a J&L Industrial Supply